Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 13, 2011, relating to the financial statements of Perry Ellis International, Inc., and the effectiveness of Perry Ellis International, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Perry Ellis International, Inc. for the year ended January 29, 2011.

/s/ Deloitte & Touche LLP

Miami, Florida
July 29, 2011